November 10, 2004

Mr. Kyle Holland

Fifth Street Capital, L.L.C.

206 Wild Basin Road #203

Austin, TX 78746

Re:  Second Amendment to Engagement Agreement dated April 1, 2004, and Marketing Agent Agreement dated April 1, 2004, all by and between Gray Capital Partners, L.L.C and Smarte Solutions, Inc.

Dear Mr. Holland:

Pursuant to our discussions recently, please allow this letter to serve as a Second Amendment to the following; (i) the Engagement Agreement dated April 1, 2004 (the “Engagement Agreement”), and (ii) the Marketing Agent Agreement dated April 1, 2004 (the “Marketing Agent Agreement”), all by and between Fifth Street Capital, L.L.C. f/k/a Gray Capital Partners, L.L.C (“Fifth Street”) and Vincera, Inc. f/k/a Smarte Solutions, Inc. (“Vincera”).  For purposes of this Second Amendment it is the parties desire to amend the terms of the Engagement Agreement and the Marketing Agent Agreement, both of which have previously been amended by way of that Letter Amendment dated August 11, 2004, by and between Fifth Street and Vincera (the “First Amendment”) as follows:

1.

With respect to both the Engagement Agreement and the Marketing Agent Agreement, Fifth Street agrees that the “Offering” (as defined in both the Engagement Agreement and the Marketing Agent Agreement) be increased to a minimum of $3,500,000 and a maximum of $7,250,000.

2.

With respect to both the Engagement Agreement and the Marketing Agent Agreement and their related exhibits, any reference to warrants to be issued to “market makers” shall be changed to warrants issued to Fifth Street, with the number of such warrants equal to four percent (4%) of the money raised in the Offering (as defined in both the Engagement Agreement and the Marketing Agent Agreement) at a per share exercise price equal to the per share price of Vincera’s common stock sold in the Offering multiplied by 165%.  Such warrants will have a term of eighteen months from the date of registration of the Offering and based on an estimated Offering price per share of $.36 an exercise price of $0.594 per share.  Assuming the minimum of $3,500,000, the number of such warrants equals 235,691 and assuming a maximum of $7,250,000, the number of such warrants equals 488,216.

3.

The parties agree that all other provisions contained in the Engagement Agreement, the Marketing Agent Agreement and the First Amendment remain in full force and effect and except as provided herein, nothing contained in this Second Amendment is intended to, nor does it amend or alter those other provisions in any way.

If this is your understanding of our recent agreements, please indicate by signing in the space provided below for your signature.  Should you have any questions, do not hesitate to contact my office.

Very Truly Yours,

/s/ DAVE MALMSTEDT

Dave Malmstedt, CEO

Vincera, Inc.

AGREED AND ACCEPTED:

Fifth Street Capital, L.L.C.

By: /s/ KYLE HOLLAND

    Kyle Holland, Managing Director Investment Banking